UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 30, 2018
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosures.
Bahamas Surgery Center
On March 30, 2018, the Court in the matter styled Bahamas Surgery Center, LLC v. Kimberly-Clark Corporation and Halyard Health, Inc., No. 2:14-cv-08390-DMG-SH (C.D. Cal.) (“Bahamas”), ruled on the defendants’ three post-trial motions.
The court denied all three motions, except it granted in part the motion to reduce the award of punitive damages. The Court reduced the punitive damages awarded against Halyard Health from $100 million to $1.3 million, and it reduced the punitive damages awarded against Kimberly-Clark Corporation (“Kimberly-Clark”) from $350 million to $19.4 million.
The total compensatory and punitive damages plus pre-judgment interest awarded against Halyard Health is $1.6 million, and against Kimberly-Clark it is $24.4 million.
The plaintiff has until April 9, 2018 to either agree to the reduction in the punitive damages or seek a new trial limited to determining the proper amount of the punitive damages, if any.
We intend to continue our vigorous defense of the Bahamas matter.
We have previously notified Kimberly-Clark that we have reserved our rights to challenge any purported obligation to indemnify Kimberly-Clark for the punitive damages awarded against them in the Bahamas matter. That issue remains the subject of litigation in the matters styled Halyard Health, Inc. v. Kimberly-Clark Corporation, Case No. BC659662 (County of Los Angeles, Superior Court of California) and Kimberly-Clark Corporation v. Halyard Health, Inc., Case No. 2017-0332-AGB (Court of Chancery of the State of Delaware). We intend to vigorously pursue our case against Kimberly-Clark in California and to vigorously defend against their case against us in Delaware.
Jackson
In the matter styled Jackson v. Halyard Health, Inc., Robert E. Abernathy, Steven E. Voskuil, et al., No. 1:16-cv-05093-LTS (S.D.N.Y.), filed on June 28, 2016, the plaintiff brought a putative class action against the Company, our Chief Executive Officer, our Chief Financial Officer and other defendants, asserting claims for violations of the Securities Exchange Act, Sections 10(b) and 20(a). The plaintiff alleged that the defendants made misrepresentations and failed to disclose certain information about the safety and effectiveness of our MicroCool gowns and thereby artificially inflated the Company’s stock prices during the respective class periods. The alleged class period for purchasers of Kimberly-Clark securities who subsequently received Halyard Health securities was February 25, 2013 to October 21, 2014, and the alleged class period for purchasers of Halyard Health securities was October 21, 2014 to April 29, 2016. On February 16, 2017, we moved to dismiss the case.
On March 30, 2018, the court granted our motion to dismiss, without leave to amend. The plaintiff will have 30 days after entry of judgment to file his notice of appeal. If the plaintiff appeals, we intend to continue our vigorous defense of this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	April 2, 2018	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary